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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Abaxis, Inc. on Form S-3 of our reports dated April 26, 2000 appearing in the Annual Report on Form 10-K of Abaxis, Inc. for the year ended March 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


     /s/ Deloitte & Touche LLP
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San Jose, California
January 4, 2001.